                              [SHARPS LETTERHEAD]









October 13, 1998




Dear Stockholder:

On behalf of the Board of Directors, I cordially invite you to attend the 1998 Annual Meeting of Stockholders of Sharps Compliance Corp. The Annual Meeting will be held on Thursday, November 12, 1998, at 2:00 p.m. at the Company's offices, 9050 Kirby, Houston, Texas. The formal Notice of the Annual Meeting is set forth in the enclosed material.

The matters expected to be acted upon at the meeting are described in the attached Proxy Statement. During the meeting, stockholders will have the opportunity to ask questions and comment on the operations of Sharps Compliance Corp.

It is important that your views be represented whether or not you are able to be present at the Annual Meeting. PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY.

We appreciate your investment in Sharps Compliance Corp. and urge you to return your proxy card as soon as possible.

Sincerely,



/s/ Burt Kunik
-------------------------------------
Burt Kunik
Chairman of the Board,
President and Chief Executive Officer

                            SHARPS COMPLIANCE CORP.
                                  9050 KIRBY
                             HOUSTON, TEXAS  77054




                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON NOVEMBER 12, 1998


     NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Stockholders (the "Annual Meeting") of Sharps Compliance Corp., a Delaware corporation (the "Company"), will be held on Thursday, November 12, 1998, at 2:00 p.m. local time at the Company's offices, 9050 Kirby, Houston, Texas, for the purpose of considering and voting upon the following:

     (1) The election of three directors to hold office until the next Annual Meeting of Stockholders or until the election and qualification of their respective successors.

     (2) A proposal to ratify the appointment of Arthur Andersen LLP as independent public accountants of the Company for the fiscal year ending June 30, 1999.

     (3) Such other business as properly may come before the Annual Meeting or any adjournment(s) thereof. The Board of Directors is presently unaware of any other business to be presented to a vote of the stockholders at the Annual Meeting.

     The items of business are more fully described in the Proxy Statement accompanying this notice.

     The Board of Directors has fixed October 1, 1998 as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment(s) or postponement(s) thereof. Only stockholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. The stock transfer books will not be closed. A list of stockholders entitled to vote at the Annual Meeting will be available for examination at the offices of the Company for ten days prior to the Annual Meeting.

                                   By Order of the Board of Directors



                                   W. Audie Long
                                   CORPORATE SECRETARY

Houston, Texas
October 13, 1998


                                   IMPORTANT

     YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. HOWEVER, WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO PROMPTLY MARK, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED, SELF-ADDRESSED, STAMPED ENVELOPE SO THAT YOUR SHARES OF STOCK MAY BE REPRESENTED AND VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED AT THE ANNUAL MEETING. YOUR PROXY WILL BE RETURNED TO YOU IF YOU SHOULD BE PRESENT AT THE ANNUAL MEETING AND SHOULD REQUEST SUCH RETURN OR IF YOU SHOULD REQUEST SUCH RETURN IN THE MANNER PROVIDED FOR REVOCATION OF PROXIES ON THE INITIAL PAGES OF THE ENCLOSED PROXY STATEMENT. PROMPT RESPONSE BY OUR STOCKHOLDERS WILL REDUCE THE TIME AND EXPENSE OF SOLICITATION.

                            SHARPS COMPLIANCE CORP.
                                  9050 KIRBY
                             HOUSTON, TEXAS  77054


                                PROXY STATEMENT
                                      FOR
                        ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD NOVEMBER 12, 1998


                   SOLICITATION AND REVOCABILITY OF PROXIES

     This Proxy Statement (the "Proxy Statement") and the accompanying materials are furnished in connection with the solicitation of proxies by the Board of Directors of Sharps Compliance Corp., a Delaware corporation (the "Company"), to be used at the Annual Meeting of Stockholders of the Company to be held on November 12, 1998 (the "Annual Meeting"), at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and adjournment(s) or postponement(s) thereof.

     The accompanying proxy is designed to permit each holder of the Company's common stock, par value $0.01 per share (the "Common Stock"), to vote for or withhold voting for the nominees for election as directors of the Company set forth under Proposal 1, to vote for or against or to abstain from voting on Proposal 2 and to authorize the proxies to vote in their discretion with respect to any other proposal brought before the Annual Meeting. When a stockholder's executed proxy card specifies a choice with respect to a voting matter, the shares will be voted accordingly. IF NO SUCH SPECIFICATIONS ARE MADE, THE PROXIES FOR THE COMMON STOCK WILL BE VOTED BY THOSE PERSONS NAMED IN THE PROXIES AT THE ANNUAL MEETING: FOR THE ELECTION OF THE NOMINEES SPECIFIED UNDER THE CAPTION "ELECTION OF DIRECTORS" AND FOR RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY. If any other matters properly come before the Annual Meeting, the Proxies will vote upon such matters according to their judgment.

     The Company encourages the personal attendance of its stockholders at the Annual Meeting, and execution of the accompanying proxy will not affect a stockholder's right to attend the Annual Meeting and to vote his or her shares in person. Any stockholder giving a proxy has the right to revoke it by giving written notice of revocation to W. Audie Long, Corporate Secretary, Sharps Compliance Corp., at the Company's executive office, 9050 Kirby, Houston, Texas 77054, at any time before the proxy is voted, by executing and delivering a later-dated proxy, or by attending the Annual Meeting and voting his or her shares in person. No such notice of revocation or later-dated proxy will be effective, however, until received by the Company at or prior to the Annual Meeting. Such revocation will not affect a vote on any matters taken prior to the receipt of such revocation. Mere attendance at the Annual Meeting will not of itself revoke the proxy.

     All expenses of the Company in connection with this solicitation will be borne by the Company. In addition to the solicitation of proxies by use of the mail, officers, directors and regular employees of the Company may solicit the return of proxies by personal interview, mail, telephone and/or facsimile. Such persons will not be additionally compensated, but will be reimbursed for out-of-pocket expenses. The Company also will request brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of shares held of record by such persons and will reimburse such persons and its transfer agent for their reasonable out-of-pocket expenses in forwarding such material.

     This Proxy Statement, Proxy Card and the Company's Annual Report on Form 10-KSB covering the Company's fiscal year ended June 30, 1998, including audited financial statements, are first being mailed to the stockholders of the Company on or about October 13, 1998.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1998 is incorporated by reference in this Proxy Statement. A copy of such Form 10-KSB is enclosed with this Proxy Statement. In the event this Proxy Statement was delivered without a copy of such Form 10-KSB, the Company will, upon written or oral request, provide without charge a copy of such Form 10-KSB (other than exhibits to such document, unless such exhibits are specifically incorporated by reference into such document). Requests should be directed to Sharps Compliance Corp., 9050 Kirby, Houston, Texas 77054,
Attention:  Phyllis Ross, telephone (713) 432-0300.

             THE DATE OF THIS PROXY STATEMENT IS OCTOBER 13, 1998

                 VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

GENERAL

     The Board has fixed the close of business on October 1, 1998 as the record date (the "Record Date") for the Annual Meeting. Only holders of record of the outstanding shares of Common Stock at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting and any adjournment(s) thereof. At the close of business on October 1, 1998, 7,593,944 shares of Common Stock were outstanding and entitled to be voted at the Annual Meeting. The Common Stock is the only class of stock entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter presented to the stockholders.

QUORUM AND VOTE REQUIRED

     The presence, in person or by proxy, of a majority of the total shares of Common Stock outstanding at the close of business on the Record Date is necessary to constitute a quorum for transaction of business at the Annual Meeting. Abstentions and broker non-votes are counted as shares present for the purpose of determining the presence or absence of a quorum for the transaction of business. Assuming the presence of a quorum, the affirmative vote of the holders on the Record Date of a plurality of shares of Common Stock outstanding, represented in person or by proxy at the Annual Meeting, is required to elect directors and the affirmative vote of the holders on the Record Date of a majority of shares of Common Stock represented in person or by proxy at the Annual Meeting is required for ratification of the appointment of the Company's independent public accountants.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The following table and notes thereto set forth certain information with respect to the shares of Common Stock beneficially owned by (i) each director and nominee for director of the Company, (ii) all executive officers of the Company, including those listed in the Summary Compensation Table set forth under the caption "Executive Compensation" below, (iii) all directors and executive officers of the Company as a group and (iv) each person known by the Company to be the beneficial owner of 5% or more of the outstanding Common Stock, as of the Record Date:

                                                                   COMMON STOCK
                                               ---------------------------------------------------
                                                AMOUNT AND NATURE OF           PERCENT OF CLASS
     NAME OF BENEFICIAL OWNER                  BENEFICIAL OWNERSHIP(1)       OWNED BENEFICIALLY(2)
     ------------------------                  -----------------------       ---------------------
     Lee Cooke                                        127,801(3)                      1.7%
     John W. Dalton(4)                              1,252,076(5)                     16.5%
     Parris H. Holmes, Jr. (6)                        773,350(7)                     10.2%
     Dr. Burt Kunik(8)                              3,000,000                        39.5%
     Kent D. Manby                                          0                          *
     All executive officers and directors
         as a group (four individuals)              3,901,151(9)                     51.0%

*Represents less than 1% of the issued and outstanding shares of Common Stock.

(1) Each of the persons named in the table has sole voting and investment power with respect the shares reported, subject to community property laws where applicable and the information contained in this table and these notes.

(2) The percentages indicated are based on outstanding stock options and stock purchase warrants exercisable within 60 days for each individual and 7,593,944 shares of Common Stock issued and outstanding on the Record Date.

(3) Includes 33,488 shares that Mr. Cooke has the right to acquire upon the exercise of stock options, exercisable within

     60 days, and 5,066 shares that Mr. Cooke has the right to acquire upon the exercise of stock purchase warrants, exercisable within 60 days.

(4)  Mr. Dalton's address is 11325 Somerland Way, Houston, Texas 77024.

(5) Includes 2,076 shares that Mr. Dalton has the right to acquire upon the exercise of stock purchase warrants, exercisable within 60 days.

(6) Mr. Holmes's address is 7411 John Smith Drive, Suite 200, San Antonio, Texas 78229.

(7) Includes 14,902 shares that Mr. Holmes has the right to acquire upon the exercise of stock options, exercisable within 60 days.

(8)  Dr. Kunik's address is 9050 Kirby, Houston, Texas 77054.

(9) Includes 48,390 shares that four directors and executive officers have the right to acquire upon the exercise of stock options, exercisable within 60 days, and 5,066 shares that such directors and executive officers have the right to acquire upon the exercise of stock purchase warrants, exercisable within 60 days.


                                ITEM 1 ON PROXY
                             ELECTION OF DIRECTORS

NOMINEES

     The By-laws of the Company provide that the Board of Directors shall consist of not fewer than three nor more than fifteen members and that the number of directors, within such limits, shall be determined by resolution of the Board of Directors at any meeting or by the stockholders at the Annual Meeting. The Board of Directors of the Company has set the number of directors comprising the Board of Directors at three.

     The Board of Directors has nominated for director the individuals named below to be elected at the Annual Meeting. Each of the nominees has agreed to stand for election as a director of the Company, to serve until the 1999 Annual Meeting or until their respective successors have been duly elected and qualified.

     The table below sets forth the names and ages of the nominees for director and the year each nominee first became a director of the Company. Each of the nominees is presently serving as a director of the Company. Biographical information on the nominees is set forth below under "Management
- Executive Officers and Directors."

                                               YEAR FIRST BECAME A
     NAME AND AGE                            DIRECTOR OF THE COMPANY
     ------------                            -----------------------
     Lee Cooke  (54)                                     1992
     Parris H. Holmes, Jr. (54)                          1998
     Dr. Burt Kunik  (60)                                1998

     Unless otherwise indicated on any duly executed and dated proxy, the persons named in the enclosed proxy intend to vote the shares that it represents for the election of the nominees listed in the table above for the term specified. Although the Company does not anticipate that the above-named nominees will refuse or be unable to accept or serve as directors of the Company for the term specified, the persons named in the enclosed form of proxy intend, if either of such nominees is unable or unwilling to serve as a director, to vote the shares represented by the proxy for the election of such other person as may be nominated or designated by management, unless they are directed by the proxy to do otherwise.

     Assuming the presence of a quorum, the affirmative vote of the holders of a plurality of the shares of Common Stock, represented in person or by proxy at the Annual Meeting, is required for the election of directors. Assuming the receipt by each such nominee of the affirmative vote of at least a plurality of the shares of Common Stock represented at the Annual Meeting, such nominees will be elected as directors. Proxies will be voted in accordance with the specifications marked thereon, and if no specification is made, will be voted "FOR" the nominees.

              THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE
                 ELECTION OF EACH OF THE INDIVIDUALS NOMINATED
                          FOR ELECTION AS DIRECTORS.


                                ITEM 2 ON PROXY
            RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors of the Company has appointed the firm of Arthur Andersen LLP to serve as independent public accountants of the Company for the fiscal year ending June 30, 1999. Although stockholder ratification is not required, the Board of Directors has directed that such appointment be submitted to the stockholders of the Company for ratification at the Annual Meeting. Arthur Andersen LLP has served as independent public accountants of the Company with respect to the Company's consolidated financial statements for fiscal years 1997 and 1998 and is considered by management of the Company to be well qualified. If the stockholders do not ratify the appointment of Arthur Andersen LLP, the Board of Directors may reconsider the appointment.

     Representatives of Arthur Andersen LLP will be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

     Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the outstanding shares of Common Stock represented at the Annual Meeting in person or by proxy is necessary for the adoption of the proposal. Proxies will be voted for or against such approval in accordance with the specifications marked thereon, and if no specification is made, will be voted "FOR" such ratification.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY THE
     APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS
            OF THE COMPANY FOR THE FISCAL YEAR ENDING JUNE 30, 1999


                                ITEM 3 ON PROXY
             OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

     The Board of Directors of the Company does not know of any other matters which properly may come before the Annual Meeting. However, if any other matter should be properly presented for consideration and voting at the Annual Meeting or any adjournment(s) thereof, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such issues.

                                  MANAGEMENT

     Set forth below is information with respect to each director and executive officer of the Company as of September 30, 1998. The executive officers are elected by the Board of Directors and serve at the discretion of the Board. There are no family relationships between any two directors or executive officers.

  NAME                               AGE                                POSITION
  ----                               ---                                --------
 DR. BURT KUNIK                       60            Chairman of the Board, Chief Executive Officer

4


                                                    and President

 LEE COOKE(1)                         54            Director

 PARRIS H. HOLMES, JR.(1)             54            Director

 KENT D. MANBY                        54            Vice President, Chief Financial Officer
                                                    and Treasurer

 (1) Member of the Audit and Compensation Committees

     The following is a description of the biographies of the Company's executive officers and directors and nominees for director for the past five years.

     LEE COOKE has been a director of the Company since March 1992. He served as Chairman of the Board, Chief Executive Officer and President of the Company from March 1992 until July 1998. Mr. Cooke served several roles in marketing, manufacturing and human resources at Texas Instruments from 1972 to 1983. He served as Chief Executive Officer of The Greater Austin Chamber of Commerce from 1983 to 1987. From 1988 to 1991 he served as Mayor of Austin, Texas. Mr. Cooke is a director of Billing Concepts Corp., an information systems provider.

     PARRIS H. HOLMES, JR. has been a director of the Company since July 1998. He previously served on the Company's Board of Directors from March 1992 until April 1996. Mr. Holmes has served as Chairman of the Board and Chief Executive Officer of Billing Concepts Corp. since May 1996. He served as both Chairman of the Board and Chief Executive Officer of USLD Communications Corp. ("USLD") from September 1986 until August 1996 and served as Chairman of the Board of USLD until June 2, 1997. Prior to March 1993, Mr. Holmes also served as President of USLD. Mr. Holmes is also Chairman of the Board of Tanisys Technology, Inc., a developer, manufacturer and marketer of computer peripheral equipment. Mr. Holmes also served as a director of Sharps Compliance, Inc. ("SCI"), a wholly owned subsidiary of the Company, prior to its acquisition by the Company in February 1998. On December 18, 1996, the Securities and Exchange Commission (the "Commission") filed a civil injunctive action in the United States District Court for the District of Columbia alleging that Mr. Holmes failed to file timely 12 reports regarding certain 1991 and 1992 transactions in the stock of USLD as required by Section 16(a) of the Securities and Exchange Act of 1934, as amended. Section 16(a) requires officers and directors of such companies to file reports with the Commission regarding their personal transactions in the securities of their company. Mr. Holmes settled this action on December 18, 1996, without admitting or denying the allegations of the complaint, by consenting to the entry of an injunction with respect to these requirements and paying a civil penalty of $50,000. The Commission Staff also has notified Mr. Holmes of its decision to terminate its investigation of trading in the securities of USLD and the securities of Value-Added Communications, Inc. (In the Matter of Trading in the Securities of Value-Added Communications, Inc. (HO-2765)).

     DR. BURT KUNIK has been a director of the Company since July 1998. He founded SCI in May 1994 and has served as a director and Chief Executive Officer of SCI since that time. Dr. Kunik has 24 years of experience as an endodontist, including management experience of three successful start-up companies in the medical waste and insurance industries. Prior to starting Sharps, Dr. Kunik spent five years with 3CI Complete Compliance Corporation, which he co-founded. Its successor, American 3CI (Nasdaq: TCCC), currently is engaged in the business of medical waste services in the southeastern/southwestern United States. Other previous business experience includes management roles in real estate, oil and gas, cattle ranching and the travel industry. Dr. Kunik has been very active in the medical waste industry for nine years. He served as Chairman of the Medical Waste Institute in 1992 and has served on the board of the Environmental Industry Association.

     KENT D. MANBY joined the Company as Vice President, Chief Financial Officer and Treasurer in July 1998. He previously served as Partner - Finance for Irrigation Station, a wholesale supplier of irrigation equipment, from May 1993 to May 1998. Mr. Manby has approximately 20 years of financial management experience, including Executive Vice President and Chief Financial Officer of EnerServe Products, Inc. and successor companies from 1987 to 1993 and as a partner in Manby, Metzenthin & Company, Certified Public Accountants, from 1978 to 1986. In addition, Mr. Manby has business experience in oil and gas, construction and real estate.

COMMITTEES, MEETINGS AND BOARD COMPENSATION

     The business of the Company is managed under the direction of its Board of Directors. The Company's Board of Directors has established two standing committees: The Audit Committee and the Compensation Committee.

     AUDIT COMMITTEE. The Audit Committee is comprised of certain directors who are not employees of the Company or any of its subsidiaries. Messrs. Cooke and Holmes are the current members of the Audit Committee. The Audit Committee acts on behalf of the Board of Directors with respect to the Company's financial statements, record-keeping, auditing practices and matters relating to the Company's independent public accountants, including recommending to the Board of Directors the firm to be engaged as independent public accountants for the next fiscal year; reviewing with the Company's independent public accountants the scope and results of the audit and any related management letter; consulting with the independent public accountants and management with regard to the Company's independent public accountants; and reviewing the independence of the independent public accountants.

     COMPENSATION COMMITTEE. The Compensation Committee is comprised of certain directors who are not employees of the Company or any of its subsidiaries. Messrs. Cooke and Holmes are the current members of the Compensation Committee. The Compensation Committee reviews and makes recommendations to the Board of Directors concerning major compensation policies and compensation of officers and executive employees and administers the Company's 1993 Stock Plan.

     BOARD OF DIRECTOR AND COMMITTEE MEETINGS. The Board of Directors met five times in the 12 months ended June 30, 1998. During the fiscal year, each of the directors of the Company attended at least 75% of the aggregate of the meetings of the Board of Directors and committees of which such director was a member.

     COMPENSATION OF DIRECTORS

     MEETING FEES. The Company reimburses its directors for travel expenses to attend Board meetings but does not provide any other cash compensation.

     STOCK OPTIONS. From January 1993 through June 1998, each non-employee director was granted a stock option to purchase 40,000 shares under the Company's 1993 Stock Plan (the "Stock Plan") at the time of their election or
appointment to the Board of Directors.   Pursuant to an amendment to the
Stock Plan, beginning July 1998, each non-employee director was granted an option to purchase 25,000 shares under the Company's 1993 Stock Plan upon election or appointment to the Board of Directors of the Company. See "Executive Compensation - Employee Benefit Plans - Sharps Compliance Corp. 1993 Stock Plan." These options vest over a three-year period beginning with the date of service as a director. Options outstanding at February 27, 1998, the effective date of the Company's acquisition of SCI, became 100% vested under the terms of the Stock Plan. At June 30, 1998, the non-employee directors of the Company held the following number and value of options granted under the Stock Plan:

                                SECURITIES UNDERLYING                              UNREALIZED VALUE OF OPTIONS
                                      OPTIONS                 EXERCISE PRICE         AT JUNE 30, 1998 ($)(2)
DIRECTOR                    EXERCISABLE     UNEXERCISABLE     PER SHARE           EXERCISABLE     UNEXERCISABLE
--------                    -----------     -------------     --------------      -----------     -------------
LEE COOKE                    33,488(1)            0            $3.02(1)             $56,930            $0

PARRIS H. HOLMES, JR.        14,902(1)            0            $3.02(1)             $25,333            $0

(1) Represents the number of shares and exercise price after giving effect to the one-for-5.032715 reverse stock split effective July 23, 1998.

(2) Reflects the aggregate market value of the underlying securities as determined by reference to the closing price of the Common Stock on the NASD OTC Bulletin Board on June 30, 1998 ($4.72 per share) minus the aggregate exercise price for each option.


                            EXECUTIVE COMPENSATION

     The following table sets forth certain information regarding compensation paid during each of the Company's last three fiscal years to the Company's Chief Executive Officer. NO EXECUTIVE OFFICER OF THE COMPANY RECEIVED SALARY AND BONUS EXCEEDING $100,000 IN FISCAL 1998. Lee Cooke became an employee of the Company during fiscal 1992 and did not receive perquisites exceeding 10% of his salary and bonus in fiscal year 1996 through 1998. As a result of the repayment of $23,166 in deferred salary and vacation owed Mr. Cooke due to voluntary reductions in fiscal 1995, he received $111,500 in fiscal 1996. Mr. Cooke further agreed to a 30% reduction in compensation for fiscal 1997 and a 15% reduction in compensation for fiscal 1998.

                          SUMMARY COMPENSATION TABLE

     NAME AND PRINCIPAL POSITION                  FISCAL YEAR      SALARY       BONUS
     ---------------------------                  -----------      ------       -----
     LEE COOKE (1)                                   1998         $ 92,800      none
     CHAIRMAN OF THE BOARD, CHIEF                    1997           76,700      none
     CHIEF EXECUTIVE OFFICER AND PRESIDENT           1996          111,500      none

     DR. BURT KUNIK (2)                              1998         $ 60,000      none
     CHAIRMAN OF THE BOARD, CHIEF                    1997              N/A       N/A
     EXECUTIVE OFFICER AND PRESIDENT OF SCI (3)      1996              N/A       N/A

(1) Mr. Cooke resigned as Chairman of the Board, Chief Executive Officer and President of the Company in July 1998 and continues to serve as a member of the Board of Directors of the Company.

(2) Amount shown reflects Dr. Kunik's salary from February 27, 1998, the effective date of the Company's acquisition of SCI, through June 30, 1998, the Company's fiscal year end. Dr. Kunik's annual salary is $180,000.

(3) Dr. Kunik was elected to the Board of Directors and elected Chairman of the Board, Chief Executive Officer and President of the Company in July 1998.


STOCK OPTION GRANTS IN FISCAL 1998

     The following table provides information related to options granted to the named executive officers during fiscal 1998. The Company has never granted stock appreciation rights.

                               INDIVIDUAL GRANTS
                           -------------------------
                                          % OF TOTAL
                            NUMBER OF      OPTIONS
                            SECURITIES    GRANTED TO     EXERCISE
                            UNDERLYING    EMPLOYEES       OR BASE
                              OPTIONS     IN FISCAL       PRICE       EXPIRATION
         NAME              GRANTED(#)(1)    1998         ($/SH)(1)       DATE
         ----              -------------  ----------     ---------    ----------
     LEE COOKE                 4,967        100%           $3.02       7/24/03

     DR. BURT KUNIK                0         --               --            --

(1) Represents the number and exercise price of Options granted in fiscal 1998, after giving effect to the one-for-5.032715 reverse stock split effective July 23, 1998.

AGGREGATED OPTION EXERCISES IN FISCAL 1998 AND FISCAL YEAR-END OPTION VALUES

     There were no option exercises by executive officers during the 1998 fiscal year. The following table provides the number and value of options held at fiscal year end. The Company does not have any outstanding stock appreciation rights.

                                                                NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                               UNDERLYING UNEXERCISED               IN-THE-MONEY
                                                                OPTIONS AT FY-END(#)           OPTIONS AT FY-END($)(1)
                      SHARES ACQUIRED           VALUE       ----------------------------    ----------------------------
    NAME          UPON OPTION EXERCISE(#)    REALIZED($)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
    ----          -----------------------    -----------    -----------    -------------    -----------    -------------
LEE COOKE                   0                    N/A          33,488             0            $56,930           $0

DR. BURT KUNIK              0                    N/A               0             0               --             --

(1) Market value of the underlying securities at June 30, 1998 ($4.72) minus the exercise price.


EMPLOYEE BENEFIT PLANS

SHARPS COMPLIANCE CORP. 1993 STOCK PLAN

     GENERAL. Effective November 16, 1993, the stockholders of the Company approved the Stock Plan. Under the Stock Plan, (a) employees of the Company and any subsidiary of the Company may be awarded incentive stock options ("ISOs"), as defined in Section 422A(b) of the Internal Revenue Code of 1986, as amended (the "Code"), and (b) employees, consultants and affiliates or any other person or entity, as determined by the Administrator to be in the best interests of the Company, may be granted (i) stock options which do not qualify as ISOs ("Non-qualified Options"), (ii) awards of stock in the Company ("Awards"), (iii) stock appreciation rights ("SARs") in conjunction with, or independently of, options granted thereunder, (iv) performance awards in the form of units ("Units") representing phantom shares of stock,
(v) non-employee director options and (vi) opportunities to make direct purchases of stock in the Company ("Purchases"). ISOs and Non-qualified Options are collectively referred to as "Options," and together with Awards, SARs, Units, Purchases and non-employee director options are collectively referred to as "Stock Rights."

     SHARES SUBJECT TO THE STOCK PLAN. The Stock Plan authorizes the issuance of up to 1,000,000 shares, after giving effect to the one-for-5.032715 reverse stock split effective July 23, 1998. At September 30, 1998, options to purchase 307,640 shares had been granted. If any Stock Right granted under the Stock Plan terminates, expires or is surrendered, new Stock Rights may thereafter be granted covering such shares.

     ADMINISTRATION. The Stock Plan is administered by the Compensation Committee of the Board of Directors (the "Administrator"), which is composed of non-employee members of the Board of Directors. Directors Cooke and Holmes are the current members of the Compensation Committee. Subject to the terms of the Stock Plan, the Administrator has the authority to determine the persons to whom Stock Rights (except non-employee director options) shall be granted, the number of shares covered by each such grant, the exercise or purchase price per share, the time or times at which Stock Rights shall be granted, whether each option granted shall be an ISO or a Non-qualified Option, whether restrictions such as repurchase options are to be imposed on shares subject to Stock Rights and the nature of such restrictions, if any. The interpretation or construction by the Administrator of the Stock Plan or with respect to any Stock Rights granted thereunder shall, unless otherwise determined by the Board of Directors, be final. The option price for ISOs may not be less than 100% of the fair market value of the Common Stock on the date of grant, or 110% of the fair market value with respect to any ISO issued to a holder of 10% or more of the Company's shares. There is no price requirement for Non-qualified Stock Options. In no event may the aggregate fair market value (determined on the date of the grant of an ISO) of Common Stock for which ISOs granted to any employee under the Stock Plan are exercisable for the first time by such employee during any calendar year exceed $100,000. The Stock Plan further directs the Administrator to set forth provisions in Option agreements regarding the exercise and expiration of Options according to stated criteria. The Administrator oversees the methods of exercise of Options, with attention being given to compliance with appropriate securities laws and regulations. The Stock Plan permits the use of already owned Common Stock as payment for the exercise price of Stock Rights.

     ELIGIBILITY FOR GRANTING OF STOCK RIGHTS. ISOs may be granted under the Stock Plan only to employees of the Company. Non-qualified Options, SARs and Units may be granted to any officer, employee, consultant or affiliate of the Company, or any other person or entity, as determined by the Administrator to be in the best interests of the Company.

     NON-EMPLOYEE DIRECTOR OPTIONS. Under the Stock Plan, any director who is not an officer or full-time employee of the Company or a related company (totaling two eligible individuals at September 30, 1998) is granted a five-year Option to purchase 25,000 shares of Common Stock at the then fair market value upon joining the Board of Directors. In addition, non-employee directors will receive, on the first business day after the date of each annual meeting of stockholders of the Company commencing with the annual meeting of stockholders immediately following the full vesting of any previously granted non-employee director Option, an Option to purchase an additional 10,000 shares of Common Stock at an exercise price per share equal to the fair market value of the Common Stock on the date of grant. The Options vest one-third a year for three years. Non-employee director Options are not subject to the discretion of the Administrator, except that when a director resigns, the non-employee director Option may be continued as a Non-qualified Option under the Stock Plan if the director continues to be affiliated with the Company.

     AWARDS. Restricted stock awards may be granted under the Stock Plan at the discretion of the Administrator. The grantee purchases the number of shares subject to the Award, usually for a nominal price such as the par value. The shares, however, are held in escrow and may not be sold until they are vested in accordance with the terms of the grant, such as continued employment for a specific period of time, accomplishment by the Company of certain goals, or a combination of criteria. Upon termination of the Award, all unvested shares are repurchased by the Company for the same nominal purchase price originally paid for the stock. As of September 30, 1998, the Company had not granted any Awards under the Stock Plan.

     STOCK APPRECIATION RIGHTS. Options (except non-employee director options) granted under the Stock Plan may be granted in tandem with SARs ("tandem SARs") or independently of with an Option ("naked SARs"). SARs will become exercisable at such time or times, and on such conditions, as specified in the grant. Any tandem SAR granted with an ISO may be granted only at the date of grant of such ISO. Any tandem SAR granted with a Non-qualified Option may be granted either at or after the time such Option is granted. As of September 30, 1998, the Company had not granted any SARs under the Stock Plan.

     A tandem SAR is the right of an optionee, without payment to the Company (except for applicable withholding taxes), to receive the excess of the fair market value per share on the date which such SAR is exercised over the option price per share as provided in the related underlying Option. A tandem SAR granted with an Option shall pertain to, and be exercised only in conjunction with, the related underlying Option granted under the Stock Plan and shall be exercisable and exercised only to the extent that the underlying Option is exercisable. The tandem SAR shall become either fully or partially non-exercisable and shall then be fully or partially unexercisable and fully or partially forfeited if the exercisable portion, or any part thereof, of the underlying Option is exercised, and vice versa.

     A naked SAR may be granted irrespective of whether the recipient holds, is being granted or has been granted any Options under any stock plan of the Company. A naked SAR may be granted irrespective of whether the recipient holds, is being granted or has been granted any tandem SARs. A naked SAR may be made exercisable without regard to the exercisability of any Option.

     UNITS. The Stock Plan provides that performance awards in the form of Units may be granted either independently of or in tandem with a Stock Right, except that such Units shall not be granted in tandem with ISOs. Units granted shall be based on various performance factors and have such other terms and conditions at the discretion of the Administrator. As of September 30, 1998, the Company had not granted any Units under the Stock Plan.

     TERMINATION AND AMENDMENT OF THE STOCK PLAN. The Board of Directors may terminate or amend the Stock Plan in any respect or at any time, except that
(i) no amendment requiring stockholder approval under the provisions of the Code and related regulations relating to ISOs or under Rule16b-3 will be effective without approval of stockholders as required and within the times set by such rules, and (ii) no amendment may be made more than once every six months to the provisions of the Stock Plan dealing with, relating to, affecting or governing director Options (other than those required to comport with changes in the Code, the Employee Retirement Income Security Act or the rules thereunder).

EMPLOYMENT AGREEMENTS

     Effective August 27, 1997, the Company entered into an employment agreement with Mr. Cooke. This agreement was to expire on August 26, 1999 and provided for a minimum annual base salary (subject to adjustment) of $110,000. The employment agreement provided that in the event of a termination without cause, Mr. Cooke would be entitled to two years of severance pay. The Company entered into a Severance Agreement with Mr. Cooke effective September 2, 1998 pursuant to which the Company sold to Mr. Cooke any and all assets and liabilities related to the Company's subsidiary, U.S. Medical, Inc., including (i) all cash on hand, less $40,000, (ii) all accounts receivable, (iii) all personal property located at the offices in Austin, Texas, (iv) all patents and trademarks owned or licensed to U.S. Medical, Inc., (v) customer lists of U.S. Medical, Inc., (vi) rights to the name U.S. Medical Systems, Inc. and (vii) all of the capital stock of U.S. Medical, Inc. As consideration for the sale of the assets described above, Mr. Cooke waived and released the Company from any and all liabilities in connection with those certain severance obligations of the Company under his employment agreement with the Company.

     Under the terms of the Agreement and Plan of Reorganization entered into by and between the Company, SCI and the stockholders of SCI effective February 27, 1998, the Company assumed the obligations of the employment agreement entered into effective January 1, 1998 by Sharps with Dr. Burt Kunik. This agreement provides for a three-year term, unless terminated as provided therein, an annual salary of $180,000 and an incentive bonus at the discretion of the Compensation Committee.

     The employment agreement with Dr. Kunik provides that if he is terminated without "cause" (as defined in the employment agreement) or if he resigns his employment for "good reason" (as defined in the employment agreement), he will be entitled to, at his election, either (i) a lump-sum payment in the amount equal to his base salary for the unexpired term of the agreement or (ii) continuation of his base salary and benefits, including the loan repayment bonuses, through the unexpired term of the agreement.

     Dr. Kunik's employment agreement is subject to early termination as provided therein, including termination by the Company for "cause" (as defined in the employment agreement) or termination by the employee for "good reason" (as defined in the employment agreement). The employment agreement also provides that if, at any time within 12 months of a change of control, the employee ceases to be an employee by reason of (i) termination by the employer without "cause" (as defined in the employment agreement) or (ii) voluntary termination by the employee for "good reason upon change of control" (as defined in the employment agreement), in addition to the severance stated above, he shall receive an additional payment that, when added to all other payments received in connection with a change of control, will result in the maximum amount allowed to be paid to an employee without triggering an excess parachute payment (as defined by the Internal Revenue
Code), and all benefits (as defined by the employment agreement) shall continue throughout the remainder of the term of the agreement. In the event the employer is merged or acquires a company in a field outside of the current product alignment, the employer and the employee could consider the assignment of existing product lines and technology to the employee or his assignee as part of or in lieu of the above severance pay.

     A change of control is deemed to have occurred if (i) more than 30% of the combined voting power of the employer's then outstanding securities is acquired, directly or indirectly, or (ii) at any time during the 24-month period after a tender offer, merger, consolidation, sale of assets or contested election, or any combination of such transactions, at least a majority of the employer's Board of Directors shall cease to consist of "continuing directors" (meaning directors of the employer who either were directors prior to such transaction or who subsequently became directors and whose election, or nomination for election by the employer's stockholders, was approved by a vote of at least two-thirds of the directors then still in office who were directors prior to such transaction), or (iii) the stockholders of the employer approve a merger or consolidation of the employer with any other corporation, other than a merger or consolidation that would result in the voting securities of the employer outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 60% of the total voting power represented by the voting securities of the employer or such surviving entity outstanding immediately after such merger or consolidation, or (iv) the stockholders of the employer approve a plan of complete liquidation of the employer or an agreement of sale or disposition by the employer of all or substantially all of the employer's assets.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Clark A. Gunderson and Sharri McAnally, who were members of the Board of Directors of the Company until July 1998, served on the Compensation Committee during the fiscal year ended June 30, 1998.


                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Lee Cooke, a director and nominee for election as a director of the Company, served as Chairman of the Board, Chief Executive Officer and President of the Company until his resignation in July 1998. Mr. Cooke owns 89,247 shares of Common Stock of the Company and holds options and stock purchase warrants to acquire 58,488 and 5,066 additional shares of Common Stock of the Company, respectively. Dr. Burt Kunik, a director of the Company, sole director of SCI and the current Chairman of the Board, Chief Executive Officer and President of the Company, owns 3,000,000 shares of Common Stock of the Company. Parris H. Holmes, Jr., a director of the Company and a former director of SCI, owns 758,448 shares of Common Stock of the Company and holds options to acquire 39,902 additional shares of Common Stock of the Company. John Dalton, a former director of SCI, owns 1,250,000 shares of Common Stock of the Company and holds stock purchase warrants to acquire 2,076 additional shares of Common Stock of the Company.

     Effective August 27, 1997, the Company entered into an employment agreement with Mr. Cooke which was to expire August 26, 1999. This agreement provided for a minimum annual base salary (subject to adjustment) of $110,000. The employment agreement provided that in the event of a termination without cause, Mr. Cooke would be entitled to two years of severance pay. The Company entered into a Severance Agreement with Mr. Cooke effective September 2, 1998, pursuant to which the Company sold to Mr. Cooke any and all assets and liabilities related to the Company's subsidiary, U.S. Medical, Inc., including (i) all cash on hand, less $40,000, (ii) all accounts receivable, (iii) all personal property located at the offices in Austin, Texas, (iv) all patents and trademarks owned or licensed to U.S. Medical, Inc., (v) customer lists of U.S. Medical, Inc., (vi) rights to the name U.S. Medical Systems, Inc. and (vii) all of the capital stock of U.S. Medical, Inc. As consideration for the sale of the assets described above, Mr. Cooke waived and released the Company from any and all liabilities in connection with those certain severance obligations of the Company under his employment agreement with the Company.

     Effective January 1, 1998, Sharps entered into an employment agreement with Dr. Kunik. This employment agreement was assumed by the Company under the terms of the Agreement and Plan of Reorganization effective February 27, 1998. This agreement provides for a three-year term, unless terminated as provided therein, an annual salary of $180,000 and an incentive bonus at the discretion of the Compensation Committee. For a complete description of the terms of Dr. Kunik's employment agreement, including severance provisions, see "Executive Compensation--Employment Agreements."

     Dr. Kunik has executed a personal liability promissory note dated November 14, 1997 in the principal amount of $400,000 payable to SCI. The principal amount bears interest at the rate of 8% per annum and is payable in five equal principal installments, with the first installment due and payable November 17, 1998 and a like installment due and payable each year thereafter. The note is a full recourse obligation of Dr. Kunik.

                            SECTION 16(A) REPORTING

     Paragraph 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who beneficially own more than 10% of the Company's equity securities, to file reports of security ownership and changes in such ownership with the Commission. Officers, directors and greater than 10% beneficial owners also are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company, during the fiscal year ended June 30, 1998, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, EXCEPT THAT JOHN
W. DALTON FILED A LATE REPORT COVERING HIS OWNERSHIP IN THE CAPITAL STOCK OF THE COMPANY.

                STOCKHOLDERS' PROPOSALS FOR 1999 ANNUAL MEETING

     Proposals of stockholders intending to be present at the 1999 Annual Meeting of Stockholders should be submitted by certified mail, return receipt requested, and must be received by the Company at its principal executive offices in Houston, Texas on or before June 15, 1999, to be eligible for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

                              By Order of the Board of Directors



                              W. Audie Long
                              CORPORATE SECRETARY

Houston, Texas
October 13, 1998

                      -----------------------------------

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE SPECIAL MEETING AND WISH THEIR STOCK TO BE VOTED ARE URGED TO DATE, SIGN AND RETURN THE ACCOMPANYING PROXY OR PROXIES IN THE SELF-ADDRESSED ENVELOPE.

-------------------------------------------------------------------------------

                            SHARPS COMPLIANCE CORP.
                                  9050 Kirby
                             Houston, Texas  77054

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoint(s) Dr. Burt Kunik and Kent D. Manby, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and vote, as designated below, all of the shares of the Common Stock, par value $0.01 per share, of Sharps Compliance Corp. (the "Company") held of record by the undersigned at the close of business on October 1, 1998, at the Annual Meeting of Stockholders to be held on November 12, 1998, or any adjournment(s) thereof.

1. PROPOSAL TO ELECT THREE DIRECTORS TO HOLD OFFICE UNTIL THE NEXT ANNUAL MEETING OF STOCKHOLDERS OR UNTIL THE ELECTION AND QUALIFICATION OF THEIR RESPECTIVE SUCCESSORS.

   / / FOR all nominees listed below     / /  WITHHOLD AUTHORITY to vote for all
   (except as marked to the contrary below)   nominees listed below

        LEE COOKE             PARRIS  H. HOLMES, JR.        DR. BURT KUNIK

INSTRUCTION:  To withhold authority to vote for any individual nominee, write that nominee's name on the line provided:

                      -----------------------------------

2. PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING JUNE 30, 1999.

        / / FOR                   / / AGAINST               / / ABSTAIN

3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

        / / FOR                   / / AGAINST               / / ABSTAIN

                         (PLEASE SIGN ON OTHER SIDE)

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                            (CONTINUED FROM FRONT)


     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES UNDER PROPOSAL 1 AND "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY UNDER PROPOSAL 2, and in the discretion of the Proxies with respect to any other matter that is properly presented at the meeting.

     Please execute this proxy as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

                                       DATED:                             , 1998
                                             -----------------------------

                                       -----------------------------------------
                                                       Signature

                                       -----------------------------------------
                                               Signature If Held Jointly

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